UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2023, the Company held its annual meeting of stockholders (the “Meeting”). The total number of shares of common stock, par value $0.0001, entitled to vote at the Meeting was 44,403,838 and there were present at the Meeting, in person or by proxy, 25,616,356 shares, which constituted a quorum for the Meeting. At the Meeting, the stockholders voted:

(1) to elect Dr. Richard Rudick and Ms. Maria Törnsén as directors for a three year term expiring at the 2026 annual meeting of stockholders;

(2) to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2023; and

(3) to approve amendments to the Company’s 2019 Omnibus Plan to (i) increase the number of common stock authorized for issuance by 4,440,000 shares to a total of 10,348,871 shares, and (ii) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

The final results of the stockholders votes at the Meeting are set forth below:

Proposal 1: Election of Directors

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Dr. Richard Rudick	19,855,497	109,841	5,651,018
Ms. Maria Törnsén	19,840,786	124,552	5,651,018

Proposal 2: Ratification of Appointment of Baker Tilly Virchow Krause, LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,469,440	75,616	71,300	0

Proposal 3: Approve Amendments To the Company’s 2019 Omnibus Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,529,897	408,815	26,626	5,651,018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 30, 2023	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
President and Chief Executive Officer